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                                                                   EXHIBIT 10.20

                            FIFTH AMENDMENT TO LEASE

This fifth amendment to lease ("Fifth Amendment") is made this 26th day of January, 1998 by and between Sobrato Interests, a California limited partnership having an address at 10600 North De Anza Boulevard., Suite 200, Cupertino, California 95014 ("Landlord") and 8x8, Inc., a Delaware corporation ("Tenant").

                                   WITNESSETH

WHEREAS Landlord and Tenant (under the name Integrated Information Technology) entered into a lease dated July 3, 1990, a lease amendment dated March31, 1991, a second amendment dated March22, 1994, a third amendment dated December 18, 1995, and a fourth amendment to Lease dated March 18, 1997 (collectively the "Lease") for the premises located at 2445 Mission College Boulevard, California ("Premises"); and

WHEREAS effective February 1, 1998 (the "Effective Date"), Landlord and Tenant wish to modify the Lease to eliminate the second floor from the space comprising the Premises;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective February 1, 1998 as follows:

1. The Premises shall consist of the first floor of the Building excluding those areas cross-hatched on Exhibit "A" attached hereto. The resulting square footage is 45,623 square feet, determined pursuant to the Square Footage Analysis included in Exhibit "A".

2. Beginning on the Effective Date, and continuing through expiration date of the Lease, the monthly rent shall be equal to the sum of Seventy Nine Thousand Eight Hundred Forty and 25/100 Dollars ($79,840.25) ($1.75 psf X 45,623 sf).

3. The Building has a separate HVAC, electrical, plumbing and metering systems serving each floor. Consequently, no proration of these cost between the two occupants of the Building will be required.

4. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Fifth Amendment.

5. Except as hereby amended, the Lease and all the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and


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January 23, 1998

provisions of this Fifth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fifth Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Fourth Amendment as of the day and date first above written.

     Landlord                               Tenant
     Sobrato Interests,                     8x8, Inc.,
     a California limited partnership       a Delaware corporation

        By: /s/  J. M. SOBRATO              By: /s/ Sandra Abbott
           ----------------------------         --------------------------------
        Its: General Partner                Its: Vice President Finance